UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 7, 2016

TIPTREE FINANCIAL INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 8, 2016, Tiptree Financial Inc. (the “Company” or “Tiptree”) issued a press release announcing its results of operations for the quarter ended September 30, 2016. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2016, Patrick Huvane informed the Board of Directors of the Company (the “Board”) of his resignation as Chief Accounting Officer of the Company, effective immediately. Mr Huvane will continue as Chief Accounting Officer of the Company’s subsidiary, Care Investment Trust LLC.

Item 7.01	Regulation FD Disclosure.

Included in the press release furnished as Exhibit 99.1 was an announcement that the board of directors of the Company has declared a cash dividend of $0.025 per share to Tiptree’s Class A stockholders and Tiptree Financial Partners, L.P.’s limited partners on an as exchanged basis, with a record date of November 21, 2016 and a payment date of November 28, 2016.

On November 8, 2016, the Company posted an investor presentation dated November 2016 on the Investor Resources section of www.tiptreefinancial.com. The investor presentation is furnished as Exhibit 99.2 to this Form 8-K and incorporated herein by reference. The Tiptree Financial Inc. website is not intended to function as a hyperlink, and the information contained on such website is not a part of this Form 8-K.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 and 99.2, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On November 7, 2016, the Board authorized the Company or its subsidiaries to purchase up to $10 million of Class A common stock in the aggregate at the discretion of the Company’s Executive Committee. The Company expects the share purchases to be made from time to time in the open market or through privately negotiated transactions, or otherwise, subject to applicable laws and regulations. The timing of the share purchases will depend on a variety of factors, including market conditions, and the Company may purchase less than the aggregate dollar amount of Class A common stock indicated above.

The above authorization replaces the prior authorization the Board granted the Company on August 4, 2016 to purchase up to $10 million of Class A common stock in the aggregate at the discretion of the Company’s Executive Committee.

Item 9.01	Financial Statements and Exhibits.

(d) List of Exhibits:

99.1    Tiptree Financial Inc. press release, dated November 8, 2016
99.2    Tiptree Financial Inc. Investor Presentation - Third Quarter 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE FINANCIAL INC.

Date:	November 8, 2016	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer